Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of the ThermoSpectra Corporation Current Report on Form 8-K/A.


                                               Arthur Andersen LLP


    Boston, Massachusetts
    September 27, 1996